EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

Ed Quinn
+1 (847) 455-7111
Email: Inquiries@amcastle.com

FOR IMMEDIATE RELEASE
FRIDAY AUGUST 14, 2020

 A. M. CASTLE & CO. REPORTS SECOND QUARTER RESULTS
Maintained strong gross material margin and achieved positive EBITDA despite extremely challenging market conditions; generated cash flow from operations of $16.7 million in the quarter.
OAK BROOK, IL, August 14, 2020 - A. M. Castle & Co. (OTCQX: CTAM) (the "Company" or "Castle"), a global distributor of specialty metal and supply chain solutions, today reported its second quarter 2020 financial results.
Second Quarter 2020 Financial Results Summary:
•Generated net sales of $84.7 million, a 33.3% decrease compared to $126.6 million in the previous quarter and a 42.7% decrease compared to $147.9 million in the second quarter of 2019.
•Reported an operating loss of $4.5 million, a decline of $2.5 million compared to $2.0 million in the previous quarter and a decline of $3.3 million compared to the same quarter last year.
•Reported a net loss of $4.1 million, which included $5.1 million of interest expense, of which $3.9 million was non-cash, compared to a net loss of $8.3 million in the second quarter of 2019, which included $9.9 million of interest expense, of which $8.1 million was non-cash. Included in the reported net loss in the second quarter of 2020 was a foreign currency gain on intercompany loan of $1.1 million, compared to a foreign currency gain on intercompany loan of $0.8 million in the second quarter of 2019.
•Reported adjusted net loss of $3.3 million, compared to an adjusted net loss of $1.8 million in the second quarter of the prior year.
•Reported EBITDA of $1.6 million and adjusted EBITDA of negative $0.6 million in the second quarter of 2020, compared to EBITDA of $3.5 million and adjusted EBITDA of $3.2 million in the second quarter of 2019.
•Cash flow provided by operations was $15.9 million during the first six months of 2020, compared to cash flow used in operations of $5.3 million during the first six months of 2019.
•Improved to gross material margin of 28.1% from 27.1% in the first quarter of 2020 and 25.7% in the second quarter of the prior year.
President and CEO Marec Edgar commented, "First and foremost, I want to thank all of our Castle teammates around the globe for their dedication in keeping our Castle family healthy and safe while providing excellent service to our customers during these unprecedented times. The hard-work, flexibility and adherence to strict illness prevention guidelines at all of our locations has allowed Castle, as an essential business, to remain operational throughout the pandemic, albeit at varying levels of volume aligned with the needs of our customers. And most importantly, our workforce and their families have remained healthy, with only a handful of COVID-19 cases diagnosed at Castle locations around the globe, all of whom have now fully recovered. We consider this quarter to be a success for that reason alone."
Mr. Edgar added, "From an operational perspective, in light of the acute and immediate decreases in volume and revenue in both our industrial and aerospace end-markets as a result of the COVID-19 pandemic, I am pleased that Castle was able to generate positive EBITDA of $1.6 million in the quarter while improving gross material margin performance to 28.1%, which is higher on both a quarter-over-quarter and year-over-year basis. Also in the quarter, we successfully implemented expense
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control actions that lowered our operating expenses by 29.1% compared to the second quarter of last year. The excellent margin performance in the quarter, coupled with the decisive, aggressive steps taken to control our operating expenses, allowed us to maintain operating performance despite the unfavorable economic conditions caused by the COVID-19 pandemic. This is yet another proof point of the resiliency we have built into our business during our turnaround."
Executive Vice President of Finance and Administration Pat Anderson commented, "We reacted timely and decisively to adjust our working capital and operating expenses to align our business with the unfavorable economic conditions caused by the COVID-19 pandemic. In the quarter, we generated cash flow from operations of $16.7 million through management of our working capital despite the rapid dislocation of the market and the substantial challenges that posed to our order and inventory lead times, which in many cases are in excess of two months. In further efforts to bolster our liquidity position, Castle has and will continue to pursue a variety of government-sponsored support programs such as tax deferrals, employment-related subsidies, government-backed relief loans, and other government relief available in the U.S. and in other countries in which we operate. In April of this year, we qualified for a $10.0 million loan under the Paycheck Protection Program administered by the Small Business Association pursuant to the CARES Act. We believe we have used the proceeds of the Paycheck Protection Program loan for permissible purposes only and intend to apply for forgiveness of as much of the loan as possible in accordance with the terms of the program. To assist our French operations impacted by COVID-19, in June our subsidiary in France entered into a €6.0 million government-backed term loan. Also, in July, our subsidiary in China entered into a $3.0 million banking line of credit. In the quarter, we were able to pay down $7.1 million against our revolving credit facility while maintaining a substantial cash balance and sufficient liquidity to support or ongoing operations."
Mr. Anderson added, "While difficult to make, we expect the operating expense reductions we implemented in the quarter to generate increased profitability leverage as markets recover. Additionally, our rapid reaction to adjust inventory levels to customer demand has allowed us to reduce our working capital debt further, both in the second quarter and after, which remains one of our primary goals following the significant long-term debt reduction we achieved through our exchange offer earlier this year. We believe coupling this enhanced profitability leverage and improved balance sheet will position us well to take advantage of the eventual recovery in our end markets."
Mr. Edgar concluded, "Though there are some signs of stabilization as economies around the world begin to reopen, we expect revenue and volume to remain suppressed in the near to medium-term as the ultimate duration and severity of the dislocation caused by COVID-19, and the timing and scope of any economic recovery thereafter, remains uncertain. Although the outlook remains challenging and volatile, we believe we are positioned to maintain positive operational performance by executing our business strategy focused on highly accretive sales, particularly those including our expanding value-added service offerings, and maintaining liquidity through enhanced execution in the management of our working capital. We remain confident that this strategy will allow us to not only survive the challenge presented by this pandemic, but thrive once we emerge from it."
About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and supply chain services, principally serving the producer durable equipment, commercial aircraft, heavy equipment, industrial goods, and construction equipment sectors of the global economy. Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries. It specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon. Together, Castle and its affiliated companies operate out of 19 metals service centers located throughout North America, Europe and Asia. Its common stock is traded on the OTCQX® Best Market under the ticker symbol "CTAM".
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Non-GAAP Financial Measures
This release and the financial information included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Investors should recognize that these non-GAAP financial measures might not be comparative to similarly titled measures of other companies. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information, and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analysis of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.
In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as loss before provision for income taxes plus depreciation and amortization, and interest expense, is widely used by the investment community for evaluation purposes and provides investors, analysts and other interested parties with additional information in analyzing the Company’s operating results. EBITDA, adjusted non-GAAP net loss and adjusted EBITDA are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance. Management uses EBITDA, adjusted non-GAAP net loss and adjusted EBITDA to evaluate the performance of the business.
Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements reflect our expectations, estimates or projections concerning our possible or assumed future results of operations, including, but not limited to, descriptions of our business strategy, and the benefits we expect to achieve from our working capital management initiative.. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” “should,” or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors include the impact of volatility of metals prices, the cyclical and seasonal aspects of our business, our ability to effectively manage inventory levels, the impact of our substantial level of indebtedness, the impact of the novel Coronavirus (COVID-19) pandemic on our financial results and business, as well as those risk factors identified in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019, Part II Item 1A of our quarterly report on Form 10-Q for the quarter ended March 31, 2020, and Part II Item 1A of quarterly report on Form 10-Q for the quarter ended June 30, 2020, which will be subsequently filed with the Secutiries and Exchange Commission. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future, to reflect the occurrence of unanticipated events or for any other reason.
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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Six Months Ended
(Dollars in thousands, except per share data)	June 30,		June 30,
Unaudited	2020	2019	2020	2019
Net sales	$84,712	$147,930	$211,322	$297,457
Costs and expenses:
Cost of materials (exclusive of depreciation)	60,900	109,941	153,196	220,899
Warehouse, processing and delivery expense	14,154	20,541	32,190	40,818
Sales, general and administrative expense	12,086	16,477	28,300	32,979
Depreciation expense	2,038	2,130	4,114	4,251
Total costs and expenses	89,178	149,089	217,800	298,947
Operating loss	(4,466)	(1,159)	(6,478)	(1,490)
Interest expense, net	5,093	9,850	15,069	19,299
Unrealized gain on embedded debt conversion option	(2,010)	—	(2,010)	—
Other (income) expense, net	(2,048)	(2,480)	(1,852)	(4,082)
Loss before income taxes	(5,501)	(8,529)	(17,685)	(16,707)
Income tax benefit	(1,448)	(225)	(2,591)	(400)
Net loss	$(4,053)	$(8,304)	$(15,094)	$(16,307)

Reconciliation of Reported Net Loss to EBITDA and Adjusted EBITDA:
	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30,		June 30,
Unaudited	2020	2019	2020	2019
Net loss, as reported	$(4,053)	$(8,304)	$(15,094)	$(16,307)
Depreciation expense	2,038	2,130	4,114	4,251
Interest expense, net	5,093	9,850	15,069	19,299
Income tax benefit	(1,448)	(225)	(2,591)	(400)
EBITDA	1,630	3,451	1,498	6,843
Non-GAAP adjustments (a)	(2,220)	(238)	851	258
Adjusted EBITDA	$(590)	$3,213	$2,349	$7,101

(a) Refer to "Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss" table for additional details on these amounts.

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Reconciliation of Reported Net Loss to Adjusted Non-GAAP Net Loss:
	Three Months Ended		Six Months Ended
(Dollars in thousands)	June 30,		June 30,
Unaudited	2020	2019	2020	2019
Net loss, as reported	$(4,053)	$(8,304)	$(15,094)	$(16,307)
Non-GAAP adjustments:
Noncash compensation expense	288	548	579	1,191
Foreign exchange (gain) loss on intercompany loan	(1,137)	(786)	906	(933)
Unrealized gain on embedded debt conversion option	(2,010)	—	(2,010)	—
Debt restructuring expenses	639	—	1,376	—
Non-GAAP adjustments to arrive at Adjusted EBITDA	(2,220)	(238)	851	258
Non-cash interest expense(a)	2,929	6,765	10,430	13,182
Total non-GAAP adjustments	709	6,527	11,281	13,440
Tax effect of adjustments	—	—	—	—
Adjusted non-GAAP net loss	$(3,344)	$(1,777)	$(3,813)	$(2,867)

(a) Non-cash interest expense for the three months ended June 30, 2020 and June 30, 2019 includes interest paid in kind of $2,100 and $3,936, respectively, and amortization of debt discount of $829 and $2,829, respectively. Non-cash interest expense for the six months ended June 30, 2020 and June 30, 2019 includes interest paid in kind of $6,165 and $7,788, respectively, and amortization of debt discount of $4,265 and $5,394, respectively.

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CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value data)	As of
Unaudited	June 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$26,374	$6,433
Accounts receivable	55,018	74,697
Inventories	149,568	144,411
Prepaid expenses and other current assets	8,729	9,668
Income tax receivable	2,472	1,995
Total current assets	242,161	237,204
Goodwill and intangible assets	8,176	8,176
Prepaid pension cost	6,910	5,758
Deferred income taxes	1,490	1,534
Operating right-of-use assets	30,216	29,423
Other noncurrent assets	422	792
Property, plant and equipment:
Land	5,577	5,579
Buildings	20,880	20,950
Machinery and equipment	40,385	41,054
Property, plant and equipment, at cost	66,842	67,583
Accumulated depreciation	(22,027)	(20,144)
Property, plant and equipment, net	44,815	47,439
Total assets	$334,190	$330,326
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$48,848	$41,745
Accrued and other current liabilities	8,569	11,188
Operating lease liabilities	5,877	6,537
Income tax payable	592	573
Short-term borrowings	—	2,888
Current portion of finance leases	654	596
Current portion of long-term debt	4,444	—
Total current liabilities	68,984	63,527
Long-term debt, less current portion	214,967	263,523
Deferred income taxes	2,188	3,775
Finance leases, less current portion	8,060	8,208
Other noncurrent liabilities	3,260	2,894
Pension and postretirement benefit obligations	6,606	6,709
Noncurrent operating lease liabilities	24,399	22,760
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $0.01 par value—400,000 Class A shares authorized with 74,079 shares issued and 73,911 shares outstanding at June 30, 2020, and 3,818 shares issued and 3,650 shares outstanding at December 31, 2019	741	38
Additional paid-in capital	123,510	61,461
Accumulated deficit	(103,835)	(88,741)
Accumulated other comprehensive loss	(14,236)	(13,374)
Treasury stock, at cost — 168 shares at June 30, 2020 and 168 shares at December 31, 2019	(454)	(454)
Total stockholders’ equity (deficit)	5,726	(41,070)
Total liabilities and stockholders’ deficit	$334,190	$330,326

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CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months Ended
(Dollars in thousands)	June 30,
Unaudited	2020	2019
Operating activities:
Net loss	$(15,094)	$(16,307)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	4,114	4,251
Amortization of deferred financing costs and debt discount	4,265	5,394
Loss on sale of property, plant & equipment	26	154
Unrealized foreign currency loss (gain)	881	(748)
Unrealized gain on embedded debt conversion option	(2,010)	—
Noncash interest paid in kind	6,165	7,788
Noncash rent expense	139	414
Noncash compensation expense	579	1,191
Deferred income taxes	(1,560)	(1,836)
Changes in assets and liabilities:
Accounts receivable	19,340	(13,354)
Inventories	(5,630)	3,213
Prepaid expenses and other current assets	915	3,764
Other noncurrent assets	699	(13)
Prepaid pension costs	(1,102)	(377)
Accounts payable	6,957	5,573
Income tax payable and receivable	(459)	(770)
Accrued and other current liabilities	(2,550)	(3,546)
Pension and postretirement benefit obligations and other noncurrent liabilities	263	(89)
Net cash provided by (used in) operating activities	15,938	(5,298)
Investing activities:
Capital expenditures	(1,399)	(2,627)
Proceeds from sale of property, plant and equipment	50	21
Net cash used in investing activities	(1,349)	(2,606)
Financing activities:
Proceeds from long-term debt including credit facilities	19,536	3,500
Repayments of long-term debt including credit facilities	(8,500)	—
Repayments of (proceeds from) short-term borrowings, net	(2,852)	2,528
Principal paid on finance leases	(88)	(301)
Payments of debt restructuring costs	(2,752)	—
Net cash provided by financing activities	5,344	5,727
Effect of exchange rate changes on cash and cash equivalents	8	43
Net change in cash and cash equivalents	19,941	(2,134)
Cash and cash equivalents—beginning of year	6,433	8,668
Cash and cash equivalents—end of period	$26,374	$6,534

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LONG-TERM DEBT
(Dollars in thousands)	As of
	June 30, 2020	December 31, 2019

Floating rate Revolving A Credit Facility due February 28, 2022	$96,400	$102,000
12.00% Revolving B Credit Facility due February 28, 2022(a)	27,376	25,788
3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2024(b)	96,364	—
5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2022(c)	3,823	193,660
1.00% Paycheck Protection Program Term Note due April 28, 2022	10,000	—
France Term Loan	6,721	—
Total principal balance of long-term debt	240,684	321,448
Less: unvested restricted 3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2024(d)	(159)	—
Less: unvested restricted 5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2022(d)	—	(323)
Less: unamortized discount	(20,892)	(57,313)
Less: unamortized debt issuance costs	(222)	(289)
Total long-term debt	219,411	263,523
Less: current portion of long-term debt	4,444	—
Total long-term portion	$214,967	$263,523

(a) Included in balance is interest paid in kind of $5,876 as of June 30, 2020 and $4,288 as of December 31, 2019.
(b) Included in balance is interest paid in kind of $1,229 as of June 30, 2020.
(c) Included in balance is interest paid in kind of $131 as of June 30, 2020 and $28,991 as of December 31, 2019.
(d) Represents the unvested portion of restricted 3.00% / 5.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2024 issued to certain members of management and the unvested portion of restricted 5.00% / 7.00% Convertible Senior Secured PIK Toggle Notes due August 31, 2022 issued to certain members of management.

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